Exhibit 99.1

NEWS RELEASE

Contact

Laura Hansen, Ph.D.

Senior Director, Corporate Communications

Phone: 650-474-8206

E-mail: lhansen@thresholdpharm.com

Threshold Pharmaceuticals Reports First Quarter 2015 Financial and Operational Results

SOUTH SAN FRANCISCO, CA – April 30, 2015 – Threshold Pharmaceuticals, Inc. (NASDAQ: THLD) today reported financial results for the first quarter 2015. Revenue for the first quarter ended March 31, 2015 was $3.7 million. The operating loss for the first quarter ended March 31, 2015 was $9.6 million. The net loss for the first quarter ended March 31, 2015 was $11.2 million, which included the operating loss of $9.6 million and non-cash expense of $1.5 million related to the changes in fair value of the Company's outstanding warrants and was classified as other income (expense). As of March 31, 2015, Threshold had $83.1 million in cash, cash equivalents and marketable securities, with no debt outstanding.

"Our two pivotal clinical trials with evofosfamide remain on track," said Barry Selick, Ph.D., Chief Executive Officer of Threshold. "Based on current projections, we expect that the number of protocol-specified events for the pivotal Phase 3 trials of evofosfamide in patients with advanced soft tissue sarcoma as well as in patients with advanced pancreatic cancer (MAESTRO) may be reached in the second half of 2015, with the results of the primary efficacy analyses to be available shortly thereafter. We look forward to providing clinical updates on earlier-stage programs with evofosfamide at upcoming medical meetings. In addition, we are pleased with the level of interest in our first data presentation on TH-4000, our proprietary hypoxia-activated epidermal growth factor receptor tyrosine kinase inhibitor (EGFR-TKI), at the recent AACR annual meeting. We are looking forward to initiating two Phase 2 clinical trials of TH-4000 this year, the first in patients with EGFR-positive, T790M-negative non-small cell lung cancer and the second in patients with head and neck cancer."

First Quarter 2015 Financial and Operational Results

Revenue of $3.7 million was recognized for both the first quarter of 2015 and 2014. Revenue related to the amortization of the aggregate of $110 million in upfront and milestone payments earned in 2013 and 2012 from Threshold’s collaboration with Merck KGaA, Darmstadt, Germany. The revenue from the upfront payment and milestone payments earned under the agreement is being amortized over the relevant performance period, rather than being immediately recognized when the upfront payment and milestone are earned or received.

The net loss for the first quarter of 2015 was $11.2 million compared to a net loss of $7.1 million for the first quarter of 2014. Included in the net loss for the first quarter of 2015 was an operating loss of $9.6 million and non-cash expense of $1.5 million compared to an operating loss of $8.6 million and non-cash income of $1.5 million included in the net loss for the first quarter of 2014. The non-cash income or expense is related to the change in fair value of the Company's outstanding warrants and was classified as other income (expense).

Research and development expenses were $10.7 million for the first quarter of 2015 compared to $9.7 million for the first quarter of 2014. The increase in research and development expenses was due primarily to a $0.5 million increase in clinical development expenses, net of reimbursement from Merck KGaA, Darmstadt, Germany related to their 70% share of total development expenses for evofosfamide (previously known as TH-302), and an increase of $0.5 million in consulting and employee related expenses.

General and administrative expenses were $2.6 million for both the first quarter of 2015 and 2014.

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Non-cash stock-based compensation expense included in total operating expenses was $1.4 million for the first quarter of 2015 versus $1.3 million for the first quarter of 2014. The increase in stock-based compensation expense was due to the amortization of a greater number of options with higher fair values.

As of March 31, 2015 and December 31, 2014, Threshold had $83.1 million and $58.6 million in cash, cash equivalents and marketable securities, respectively. The net increase of $24.5 million in cash, cash equivalents and marketable securities during the first quarter of 2015 was primarily due to the $28.1 million in net proceeds from our public offering in February 2015, and a $7.2 million reimbursement payment related to Merck KGaA, Darmstadt, Germany's 70% share of total development expenses for evofosfamide for the fourth quarter of 2014, partially offset by the Company’s operating cash requirements for the first quarter of 2015.

First Quarter and Recent Key Achievements

Corporate

In February, Threshold completed an underwritten offering of 8,300,000 shares of its common stock together with accompanying warrants to purchase an aggregate of 8,300,000 shares of common stock. The net proceeds to Threshold from this offering were $28.1 million, which the Company expects to use for working capital and general corporate purposes, including research and development expenses, general and administrative expenses and manufacturing expenses.

Research & Development

In April, Threshold presented data on its investigational drugs at the annual meeting of the American Association for Cancer Research (AACR) 2015. Data on TH-4000, the Company’s proprietary, hypoxia-activated irreversible epidermal growth factor receptor (EGFR) tyrosine kinase inhibitor (TKI), were presented in collaboration with its co-inventors from The University of Auckland (Abstract 5358). The Company believes the data presented support its two planned Phase 2 proof-of-concept clinical trials of TH-4000 in patients with mutant EGFR-positive non-small cell lung cancer (NSCLC) after conventional EGFR-TKI therapy has failed as well as in patients with head and neck cancer for which EGFR over-expression is associated with worse outcomes. In addition, preclinical data evaluating the potential use of evofosfamide in a variety of tumor types were presented by Threshold and Merck KGaA, Darmstadt, Germany (Abstract Nos. 2424, 2603, 3867, 5271, and 5333).

Clinical Development Outlook for Company- and Merck KGaA, Darmstadt, Germany-Sponsored Trials of Evofosfamide

The development plan for evofosfamide is designed to investigate its safety and efficacy across a broad range of solid tumors and hematologic malignancies. Evofosfamide is being developed in therapeutic areas supported by preclinical and clinical data and where there is high unmet need for new anti-cancer agents. To date, evofosfamide has been evaluated in more than 1,500 patients with cancer. Threshold anticipates the following development activities related to Company- and Merck KGaA, Darmstadt, Germany-sponsored clinical trials for evofosfamide in 2015:

•	Continue to efficiently execute the two Phase 3 clinical trials of evofosfamide to allow for timely data analyses and to prepare for the potential submission of marketing applications, assuming the data from the trials are supportive;
•	Continue enrollment in the Phase 2 clinical trial of evofosfamide designed to support registration for the treatment of patients with non-squamous non-small cell lung cancer;
•	Complete enrollment in the Phase 2 clinical trial of evofosfamide in combination with bortezomib (Velcade®) and low-dose dexamethasone in patients with relapsed or refractory multiple myeloma; and
•	Continue to enroll patients in the Company's Phase 2 biomarker trial in patients with advanced melanoma.

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Clinical Development Outlook for Company-Sponsored Trials of TH-4000

Threshold is planning to initiate two Phase 2 proof-of-concept clinical trials of TH-4000 in 2015; one in patients with EGFR-positive, T790M-negative non-small cell lung cancer after conventional EGFR-TKI therapy has failed, and one in patients with head and neck cancer for which EGFR over-expression is associated with worse outcomes.

About Evofosfamide

Evofosfamide (previously known as TH-302), an investigational hypoxia-activated prodrug, is designed to be activated under tumor hypoxic conditions, a hallmark of many cancers. Areas of low oxygen levels (hypoxia) in solid tumors are due to insufficient blood supply as a result of aberrant vasculature. Similarly, the bone marrow of patients with hematological malignancies has also been shown, in some cases, to be severely hypoxic.

Evofosfamide is currently under evaluation in two Phase 3 trials: one in combination with doxorubicin versus doxorubicin alone in patients with locally advanced unresectable or metastatic soft tissue sarcoma (STS), and the other in combination with gemcitabine versus gemcitabine and placebo in patients with locally advanced unresectable or metastatic pancreatic cancer (the MAESTRO trial). Both Phase 3 trials are being conducted under Special Protocol Assessment (SPA) agreements with the FDA. The FDA and the European Commission have granted evofosfamide Orphan Drug Designation for the treatment of STS and pancreatic cancer. Evofosfamide is also being investigated in a Phase 2 trial designed to support registration for the treatment of non-squamous non-small cell lung cancer, and in earlier-stage clinical trials of other solid tumors and hematological malignancies.

Threshold has a global license and co-development agreement for evofosfamide with Merck KGaA, Darmstadt, Germany, which includes an option for Threshold to co-commercialize in the U.S.

About TH-4000

In September 2014, Threshold licensed exclusive worldwide rights to a clinical development program based on TH-4000 (formerly referred to as PR610 or Hypoxin™) from the University of Auckland. TH-4000 is a hypoxia-activated epidermal growth factor receptor, or EGFR, tyrosine-kinase inhibitor (TKI). TH-4000 is designed to selectively release an irreversible EGFR-TKI in hypoxic tumors. Preclinical and Phase 1 clinical data suggest that plasma concentrations of TH-4000 that are active in EGFR-dependent tumor xenograft models in mice could be attained in patients with an acceptable therapeutic index.

Threshold expects to initiate Phase 2 proof-of-concept clinical trials in patients with EGFR-positive, T790M-negative non-small cell lung cancer (NSCLC) after conventional EGFR-TKI therapy has failed, and in patients with head and neck cancer.

About Threshold Pharmaceuticals

Threshold Pharmaceuticals, Inc. is a biotechnology company focused on the discovery and development of drugs targeting tumor hypoxia, the low oxygen condition found in microenvironments of most solid tumors as well as the bone marrows of some hematologic malignancies. This approach offers broad potential to treat a variety of cancers. By selectively targeting tumor cells, we are building a pipeline of drugs that hold promise to be more effective and less toxic to healthy tissues than conventional anticancer drugs. For additional information, please visit our website (www.thresholdpharm.com).

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Forward-Looking Statements

Except for statements of historical fact, the statements in this press release are forward-looking statements, including all statements regarding anticipated development activities and clinical development outlook related to company- and Merck KGaA, Darmstadt, Germany-sponsored clinical trials for evofosfamide, including anticipated enrollment events related to, and the planned conduct of primary efficacy analyses of, ongoing evofosfamide clinical trials, and the timing thereof; the expected efficient execution of, and the anticipated timing of protocol-specified events and the availability of the results of the primary efficacy analyses from the evofosfamide Phase 3 STS clinical trial and the MAESTRO trial; the potential submission of marketing applications for evofosfamide; the potential for Threshold's ongoing evofosfamide Phase 2 clinical trial to support registration for the treatment of patients with non-squamous non-small cell lung cancer; the potential therapeutic uses and benefits of evofosfamide to treat patients with STS, advanced pancreatic cancer, non-squamous non-small cell lung cancer and other cancers; the planned initiation of two Phase 2 proof-of-concept clinical trials of TH-4000 and the timing thereof; Threshold's belief that the data presented at AACR support Threshold's planned development of TH-4000; and the therapeutic potential of TH-4000. These statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to: the ability of Threshold and Merck KGaA, Darmstadt, Germany, to enroll or complete evofosfamide clinical trials, including the ability of Threshold and Merck KGaA, Darmstadt, Germany, to complete the ongoing Phase 3 clinical trials of evofosfamide in the expected timeframe or at all; the risk that because the timing of the availability of primary efficacy data from the ongoing Phase 3 clinical trials of evofosfamide is driven by the number of events in each trial, which neither Threshold nor Merck KGaA, Darmstadt, Germany, controls, Threshold cannot predict with certainty when the primary efficacy data from either Phase 3 clinical trial will be available; Threshold's dependence on its collaborative relationship with Merck KGaA, Darmstadt, Germany, including its dependence on decisions by Merck KGaA, Darmstadt, Germany, regarding the amount and timing of resource expenditures for the development of evofosfamide and the risk of potential disagreements with Merck KGaA, Darmstadt, Germany, regarding the commencement of additional clinical trials or milestone payments; the difficulty and uncertainty of pharmaceutical product development, including the time and expense required to conduct clinical trials and analyze data, and the uncertainty of clinical success and regulatory approval; the risk that later trials may not confirm the results of earlier trials; the risks that the design of, or data collected from, the ongoing Phase 3 clinical trials of evofosfamide may be inadequate to demonstrate safety and efficacy, or otherwise may be insufficient to support any marketing authorization submissions and/or regulatory approvals, and that despite the potential benefits of the SPA agreements with the FDA, significant uncertainty remains regarding the regulatory approval process for evofosfamide and that evofosfamide may not receive any marketing approvals in a timely manner or at all; issues arising in the regulatory process and the results of such clinical trials (including product safety issues and efficacy results); dependence of Threshold and Merck KGaA, Darmstadt, Germany, on single source suppliers for evofosfamide, including the risk that these single source suppliers may be unable to meet clinical supply demands for evofosfamide which could significantly delay the development of evofosfamide; the risks that Threshold's evaluation of TH-4000 is at an early stage and it is possible that TH-4000 may not be found to be safe or effective in the planned Phase 2 proof-of-concept trials of TH-4000 or in any other studies of TH-4000 that Threshold may conduct, and that Threshold may otherwise fail to realize the anticipated benefits of its licensing of this product candidate; the risk that preclinical studies and Phase 1 or 2 clinical trials of our product candidates may not predict the results of subsequent human clinical trials, including the risks that TH-4000 preclinical and Phase 1 clinical data may not accurately predict whether a safe and effective dose can be attained in the patient populations for TH-4000 that Threshold is targeting; the ability of Threshold to enroll or complete planned TH-4000 clinical trials, including as a result of Threshold's potential inability to develop a formulation of TH-4000 with adequate quality that meets the need for testing in its clinical trials; Threshold's dependence on single source suppliers for TH-4000, including the risk that these single source suppliers may be unable to meet clinical supply demands for TH-4000 which could significantly delay the development of TH-4000; and Threshold's need for and the availability of resources to develop evofosfamide and TH-4000 and to support Threshold's operations. Further information regarding these and other risks is included under the heading "Risk Factors" in Threshold's Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission on March 3, 2015 and is available from the SEC's website (www.sec.gov) and on our website (www.thresholdpharm.com) under the heading "Investors". We undertake no duty to update any forward-looking statement made in this news release.

NEWS RELEASE

THRESHOLD PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2015	2014

Revenue	$3,681	$3,681

Operating expenses
Research and development	10,680	9,653
General and administrative	2,616	2,634
Total Operating Expenses	13,296	12,287

Loss from operations	(9,615)	(8,606)

Interest income (expense), net	33	40
Other Income (expense), net (1)	(1,572)	1,457

Net loss	(11,154)	(7,109)

Net loss per common share:
Basic	$(0.17)	$(0.12)
Diluted	$(0.17)	$(0.14)

Weighted-average shares used in per common share calculations:
Basic	66,732	59,303
Diluted	66,732	61,300

(1) Non-cash income (expense) related to the change in fair value of the Company's outstanding and exercised warrants, classified as other income (expense).

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THRESHOLD PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2015	2014
	(unaudited)	(1)
Assets

Cash, cash equivalents and marketable securities	$83,086	$58,600
Collaboration Receivable	1,993	7,248
Prepaid expenses and other current assets	1,226	832
Property and equipment, net	503	557
Other assets	1,201	1,159
Total assets	$88,009	$68,396

Liabilities and stockholders' equity

Total current liabilities (2)	$28,975	$25,974
Deferred Revenue	58,513	62,194
Long-term liabilities (3)	20,410	4,204
Stockholders' equity (deficit)	(19,889)	(23,976)
Total liabilities and stockholders' equity (deficit)	$88,009	$68,396

(1)	Derived from audited financial statements
(2)	Amount includes current portion of deferred revenue of $14.7 million for both March 31, 2015 and December 31, 2014, respectively.
(3)	Includes as of March 31, 2015 and December 31, 2014, $20.2 million and $4.0 million of warrant liability, respectively.

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